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                            WESCO INTERNATIONAL, INC.

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                              AMENDED AND RESTATED

                   REGISTRATION AND PARTICIPATION AGREEMENT

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                            Dated as of June 5, 1998

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                                TABLE OF CONTENTS
                             (Not Part of Agreement)
                                                                            Page
                                                                            ----
1.  Background .............................................................  1

2.  Definitions ............................................................  2

3.  Registration ...........................................................  6
       3.1. Registration on Request ........................................  6
            (a)    Requests by Holders .....................................  6
            (b)    Reserved ................................................  6
            (c)    Obligation to Effect Registration .......................  6
            (d)    Registration Statement Form .............................  7
            (e)    Expenses ................................................  7
            (f)    Inclusion of Other Securities ...........................  8
            (g)    Effective Registration Statement ........................  8
            (h)    Pro Rata Allocation .....................................  8
      3.2. Incidental Registration .........................................  8
      3.3. Registration Procedures ......................................... 10
      3.4. Underwritten Offerings .......................................... 14
            (a)    Underwritten Offerings Exclusive ........................ 14
            (b)    Underwriting Agreement .................................. 14
            (c)    Selection of Underwriters ............................... 14
            (d)    Incidental Underwritten Offerings ....................... 14
            (e)    Hold Back Agreements .................................... 15
            (f)    Notice of Impending Effective Date ...................... 15
      3.5. Preparation; Reasonable Investigation ........................... 15
      3.6. Other Registrations ............................................. 16
      3.7. Indemnification ................................................. 16
            (a)    Indemnification by the Company .......................... 16
            (b)    Indemnification by the Sellers .......................... 17
            (c)    Notices of Claims, etc .................................. 17
            (d)    Other Indemnification ................................... 18
            (e)    Other Remedies .......................................... 18
            (f)    Officers and Directors .................................. 19

4.  Participation Rights, Take-Along Rights and Rights of First Refusal .... 19
       4.1. Participation Rights ........................................... 19
            (a)    Procedures for Qualifying Sales ......................... 19
            (b)    Qualifying Sale Defined ................................. 20
      4.2. Take-Along Rights ............................................... 20
            (a)    Take-Along Notice ....................................... 20
            (b)    Conditions to Take-Along ................................ 20
            (c)    Equal Treatment ......................................... 21


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             (d)   Remedies ................................................ 21
             (e)   Public Offering ......................................... 22
       4.3. Rights of First Refusal ........................................ 22
             (a)   Rights of First Refusal ................................. 22
             (b)   Public Offering ......................................... 23
             (c)   Permitted Transfers ..................................... 23
       4.4. Participation in Cypress' Right of First Refusal ............... 23

5. Parties' Rights to Purchase Additional Capital Stock .................... 23
       5.1. Additional Equity Sale ......................................... 23
       5.2. Offer Procedures ............................................... 24
             (a)   Procedures .............................................. 24
             (b)   Allocated Amount Defined ................................ 24
             (c)   Terms of Offer .......................................... 25

6.     Additional Investor Provisions ...................................... 26
       6.1.  Designation of Directors by Cypress ........................... 26
       6.2.  Delivery of Financial Statements and Other Information ........ 27
       6.3.  Limitation on Transactions with Affiliates .................... 28
       6.4.  Special Provisions Applicable to Regulation Y Holders ......... 28

7. Miscellaneous ........................................................... 29
       7.1.  Rule 144; Legended Securities; etc ............................ 29
       7.2.  Amendments and Waivers ........................................ 29
       7.3.  Nominees for Beneficial Owners ................................ 30
       7.4.  Successors, Assigns and Transferees ........................... 30
       7.5.  Notices ....................................................... 30
       7.6.  No Inconsistent Agreements .................................... 32
       7.7.  Remedies ...................................................... 32
       7.8.  Stock Splits, etc ............................................. 32
       7.9.  Term .......................................................... 33
       7.10. Severability .................................................. 33
       7.11. Headings ...................................................... 33
       7.12. Counterparts .................................................. 33
       7.13. Governing Law ................................................. 33
       7.14. No Third Party Beneficiaries .................................. 33
       7.15. Consent to Jurisdiction ....................................... 33
       7.16. Waiver of Jury Trial .......................................... 34

                              AMENDED AND RESTATED
                    REGISTRATION AND PARTICIPATION AGREEMENT

            AMENDED AND RESTATED REGISTRATION AND PARTICIPATION AGREEMENT, dated as of June 5, 1998 (this "Agreement"), among WESCO International, Inc. (formerly known as CDW Holding Corporation), a Delaware corporation (the "Company"), and the undersigned parties hereto.

            1. Background. (a) The Company, CBS Corporation, formerly known as Westinghouse Electric Corporation ("CBS"), and The Clayton & Dubilier Private Equity Fund IV Limited Partnership (the "C&D Fund") have entered into the original Registration and Participation Agreement, dated as of February 28, 1994 (the "Original Registration Agreement").

            (b) In connection with and following the execution and delivery of the Original Registration Agreement, the Company has issued and sold directly, or pursuant to options or other rights, shares of Class A Common Stock to certain directors, executive officers and key employees of the Company or one of its Subsidiaries (the "Management Purchasers"), and shares of Class A Common Stock to certain other investors or other purchasers (the "Subsequent Purchasers"), in each case, pursuant to stock subscription or purchase agreements the terms of which were not inconsistent with the terms of the Original Registration Agreement (the "Management Stock Subscription Agreements") or stock option or rights agreements, plans or arrangements the terms of which were not inconsistent with the terms of the Original Registration Agreement (the "Management Stock Option Agreements").

            (c) The Company, the C&D Fund, CBS, the Subsequent Purchasers and the Management Purchasers are parties to the Recapitalization Agreement, dated as of March 27, 1998 (as amended, the "Recapitalization Agreement"), with Thor Acquisitions L.L.C. ("Thor Acquisitions"), a Delaware limited liability company organized by Cypress Merchant Banking Partners L.L.C. ("Cypress"), and, immediately prior to the closing under the Recapitalization Agreement, Thor Acquisitions assigned all of its rights and obligations thereunder to an investor group, arranged by Cypress, consisting of Cypress Merchant Banking Partners L.P., Cypress Offshore Partners L.P., Chase Equity Associates, L.P., Co-Investment Partners, L.P., The Travelers Insurance Company, The Travelers Life and Annuity Company, The Travelers Indemnity Company and The Phoenix Insurance Company (each an "Investor" and collectively the "Investors"). Pursuant to the Recapitalization Agreement, the Company repurchased shares of Common Stock from certain of its existing stockholders and issued and sold shares of Common Stock to the Investors and the Investors purchased additional shares of Common Stock from certain other existing stockholders of the Company, as a result of which the Investors own approximately 88% of the outstanding shares of Common Stock and the Management Purchasers own the remaining 12% of such shares.

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            (d) The Company and/or the Investors may in the future issue or sell directly, or pursuant to options or other rights, additional shares of Class A Common Stock to the Management Purchasers or other purchasers, in each case pursuant to stock subscription or purchase agreements the terms of which are not inconsistent with the terms of this Agreement (the "Subsequent Stock
Subscription Agreement") or stock option or rights agreements, plans or arrangements the terms of which are not inconsistent with the terms of this Agreement (the "Subsequent Stock Option Agreements").

            (e) The Management Purchasers and any trusts holding shares of Class A Common Stock or options to purchase shares of Class A Common Stock for the benefit of relatives or dependents of any Management Purchaser are referred to herein collectively as the "Management Stockholders". The Management Stock Subscription Agreements, the Management Stock Option Agreements, the Subsequent Stock Subscription Agreements and the Subsequent Stock Option Agreements are referred to herein collectively as the "Stock Subscription Agreements".

            (f) The Company, and holders of a majority of the shares of Registrable Securities desire to amend and restate the Original Registration Agreement and agree with the Investors that such agreement shall be amended and restated as follows.

            2. Definitions. For purposes of this Agreement, the following terms have the following respective meanings:

            "Accepting Holder": See Section 5.2(a).

            "Affiliate": With respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise. Any director, member of management or other employee of the Company or any of its Subsidiaries who would not otherwise be an Affiliate of Cypress shall not be deemed to be an Affiliate of Cypress.

            "Allocated Amount": See Section 5.2(b).

            "Allocation Calculation": See Section 5.2(b).

            "BHC Act": The Bank Holding Company Act of 1956, as the same may be amended or supplemented from time to time, or any successor or statue, and the rules and regulations thereunder, as the same are from time to time in effect.

            "Business Day": A day other than a Saturday, Sunday or other day on which commercial banks in New York City are authorized or required to close.

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            "CBS": See Section 1.

            "C&D Fund": See Section 1.

            "Class A Common Stock": The Class A Common Stock, par value $.01 per share, of the Company.

            "Class B Common Stock": The Class B Common Stock, par value $5.01 per share, of the Company.

            "Common Stock": The Class A Common Stock and the Class B Common
Stock.

            "Company": See the introduction to this Agreement.

            "Cypress": See Section 1.

            "Cypress Offeree": See Section 5.1.

            "Cypress Sale": See Section 5.1.

            "Eligible Holder": See Section 5.1.

            "Exchange Act": The Securities Exchange Act of 1934, as amended, or any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

            "Initial Public Offering": The consummation of a bona fide public offering of Common Stock pursuant to a registration statement filed under the Securities Act, which offering is underwritten on a firm commitment basis by a syndicate of underwriters led by one or more underwriters at least one of which is an underwriter of recognized national standing.

            "Investors": See Section 1.

            "Management Purchaser": See Section 1.

            "Management Stockholders": See Section 1.

            "Management Stock Option Agreements": See Section 1.

            "Management Stock Subscription Agreements": See Section 1.

            "NASD": National Association of Securities Dealers, Inc.

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            "NASDAQ": The NASD Automated Quotation System.

            "New Investors": Directors or senior executives of corporations in which entities managed or sponsored by Cypress have made substantial equity investments.

            "Offer": See Section 5.1.

            "Offered Securities": See Section 5.2(a).

            "Original Registration Agreement": See Section 1.

            "Participants": See Section 5.2(b).

            "Person": Any natural person, firm, partnership, association, corporation, company, trust, business trust, governmental entity or other entity.

            "Proportionate First Share": See Section 5.2(b).

            "Proportionate Subsequent Share": See Section 5.2(b).

            "Qualifying Sale": See Section 4.1(b).

            "Qualifying Securities": See Section 4.1(a).

            "Recapitalization Agreement": See Section 1.

            "Registrable Securities": (a) Any Class A Common Stock or Class B Common Stock owned by the Investors, (b) any Class A Common Stock or Class B Common Stock issued pursuant to the Stock Subscription Agreements (including upon exercise of options granted pursuant to the Management Stock Option Agreements or the Subsequent Stock Option Agreements), only if, in the case of the issuance pursuant to any Stock Subscription Agreement, such Stock Subscription Agreement provides that such Common Stock shall be entitled to the benefits of this Agreement applicable to Registrable Securities, (c) any Class A Common Stock issued upon conversion of the Class B Common Stock referred to in clause (a) or (b) above, (d) any Class B Common Stock issued in exchange for the Class A Common Stock referred to in clause (a) or (b) above, (e) any equity securities of the Company issued pursuant to the terms of, and under the circumstances set forth in, Section 5, and (f) any securities issued or issuable with respect to any equity securities of the Company referred to in the foregoing clauses (i) upon any conversion or exchange thereof, (ii) by way of stock dividend or stock split, (iii) in connection with a combination of shares, recapitalization, merger, consolidation or other reorganization or (iv) otherwise, in all cases subject to the last paragraph of Section 3.3. As to any particular Registrable Securities, once issued such securities shall cease to be Registrable Securities when(A) a registration statement (other than a Special Registration pursuant to which such securities were issued by the Company) with respect to the sale of such securities shall have become effective under the Securities Act and such securities shall have been disposed of in accordance with such registration statement, (B)

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such securities shall have been distributed to the public in reliance upon Rule
144, (C) subject to the provisions of the second paragraph of Section 7.1, such securities shall have been otherwise transferred, new certificates for such securities not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent disposition of such securities shall not require registration or qualification of such securities under the Securities Act or any similar state law then in force or (D) such securities shall have ceased to be outstanding. Subject to the immediately preceding sentence, Registrable Securities shall not cease to be Registrable Securities upon transfer.

            "Registration Expenses": All expenses incident to the Company's performance of its obligations under or compliance with Section 3, including, but not limited to, all registration and filing fees, all fees and expenses of complying with securities or blue sky laws, all fees and expenses associated with listing securities on exchanges or NASDAQ, all fees and other expenses associated with filings with the NASD (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel), all printing expenses, the fees and disbursements of counsel for the Company and of its independent public accountants, the fees and disbursements of one counsel retained by the holders of a majority of the Registrable Securities to be registered and the expenses of any special audits made by such accountants required by or incidental to such performance and compliance, but not including any underwriting discounts or commissions or any transfer taxes payable in respect of the sale of Registrable Securities by the holders thereof

            "Regulation Y Holder": Any holder of Registrable Securities that is a bank holding company within the meaning of the BHC Act, or a subsidiary thereof, subject to Regulation Y under the BHC Act.

            "Requisite Percentage of Stockholders": At any time prior to an Initial Public Offering, the holder or holders of at least 50% (by number of shares) of the Registrable Securities at the time outstanding; thereafter, the holder or holders of at least 20% (by number of shares) of the Registrable Securities at the time outstanding.

            "Rule 144": Rule 144 (or any successor provision) under the Securities Act.

            "Rule 144A": Rule 144A (or any successor provision) under the Securities Act.

            "Sale Notice": See Section 4.1(a).

            "Securities Act": The Securities Act of 1933, as amended, or any successor Federal statute, and the rules and regulations thereunder which shall be in effect at the time. Any reference to a particular section thereof shall include a reference to the corresponding section, if any, of any such successor Federal statute, and the rules and regulations thereunder.

            "Securities and Exchange Commission": The Securities and Exchange Commission or any other Federal agency at the time administering the Securities Act or the Exchange Act.

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            "Special Registration": The registration of shares of equity securities and/or options or other rights in respect thereof (a) to be offered to directors, members of management, employees or sales agents, distributors or similar representatives of the Company or its Subsidiaries, (b) concerning or relating to shares of Class A Common Stock to be offered to New Investors or (g) made solely on Form S-4 or S-8 or any successor form.

            "Specified Securities": See Section 4.1(a).

            "Stock Subscription Agreements": See Section 1.

            "Subscribed Amount": See Section 5.2(a).

            "Subsequent Purchasers": See Section 1.

            "Subsequent Stock Option Agreements": See Section 1.

            "Subsequent Stock Subscription Agreements": See Section 1.

            "Subsidiary": Each corporation or other Person in which a person owns or controls, directly or indirectly, capital stock or other equity interests representing at least a majority of the outstanding voting stock or other equity interests.

            3. Registration.

            3. 1. Registration on Request.

            (a) Requests by Holders. Subject to the provisions of Section 3.6, at any time or from time to time the Requisite Percentage of Stockholders shall have the right to make one or more written requests that the Company effect the registration under the Securities Act of all or part of the Registrable Securities of the holder or holders making such request, which requests shall specify the intended method of disposition thereof by such holder or holders.

            (b) Reserved.

            (c) Obligation to Effect Registration. Upon receipt by the Company of any request for registration pursuant to Section 3.1(a), the Company will promptly give written notice of such requested registration to all holders of Registrable Securities, and thereupon will use its best efforts to effect the registration under the Securities Act of

                  (i) the Registrable Securities which the Company has been so requested to register pursuant to Section 3.1(a), and

                  (ii) all other Registrable Securities which the Company has been requested to register by the holders thereof by written request given to the Company within 30

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                                                                               7


      days after the Company has given such written notice (which request shall specify the intended method of disposition of such Registrable Securities),

all to the extent required to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered. Notwithstanding the preceding sentence:

            (A) the Company shall not be required to effect a registration requested pursuant to Section 3.1(a) if the aggregate number of Registrable Securities referred to in clauses (i) and (ii) of the preceding sentence to be included in such registration shall be less than 20% of the Registrable Securities at the time outstanding; and

            (B) if the Board of Directors of the Company determines in its good faith judgment, after consultation with a firm of nationally recognized underwriters, that there will be an adverse effect on a then contemplated Initial Public Offering unless such Initial Public Offering is not made contemporaneously with a registration pursuant to Section 3.1(a), each holder of Registrable Securities to be included pursuant to this Section 3.1(c) in a requested registration shall be given notice of such fact and the holder or holders of Registrable Securities initiating such request for registration pursuant to Section 3.1(a), shall be deemed to have withdrawn such request and such registration shall not be deemed to have been effected pursuant to this Section 3.1.

            (d) Registration Statement Form. Each registration requested pursuant to this Section 3.1 shall be effected by the filing of a registration statement on Form S-1, Form S-2 or Form S-3 (or any other form which includes substantially the same information as would be required to be included in a registration statement on such forms as presently constituted), unless the use of a different form is required by law or (ii) permitted by law and agreed to in writing by holders holding at least a majority (by number of shares) of the Registrable Securities as to which registration has been requested pursuant to this Section 3.1. At any time after the Company has issued and sold any shares of its capital stock registered under an effective registration statement under the Securities Act, or after the Company shall have registered any class of equity securities pursuant to Section 12 of the Exchange Act, it will use its best efforts to qualify for registration on Form S-2 or Form S-3 (or any other comparable form hereinafter adopted).

            (e) Expenses. The Company will pay all Registration Expenses in connection with the first three registrations effected pursuant to a request under Section 3.1(a). The Registration Expenses in connection with each other registration, if any, requested under Section 3.1(a) shall be apportioned among the holders whose Registrable Securities are then being registered, on the basis of the respective amounts (by number of shares) of Registrable Securities then being registered. However, in the case of each registration requested under
Section 3.1(a), the Company shall pay all amounts in respect of (A) any allocation of salaries of personnel of the Company and its Subsidiaries or other general overhead expenses of the Company and its Subsidiaries or other expenses for the preparation of financial statements or other data normally prepared by the Company and its

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Subsidiaries in the ordinary course of its business, (B) the expenses of any officers' and directors' liability insurance, (C) the expenses and fees for listing the securities to be registered on each exchange on which similar securities issued by the Company are then listed or, if no such securities are then listed, on an exchange selected by the Company or on NASDAQ and (D) all fees associated with filings required to be made with the NASD (including, if required, the fees and expenses of any "qualified independent underwriter" and its counsel).

            (f) Inclusion of Other Securities. The Company shall not register securities (other than Registrable Securities) for sale for the account of any Person other than the Company in any registration requested pursuant to Section 3.1(a) unless permitted to do so by the written consent of holders holding at least a majority (by number of shares) of the Registrable Securities proposed to be sold in such registration.

            (g) Effective Registration Statement. A registration requested pursuant to Section 3.1(a) will not be deemed to have been effected unless it has become effective for the period specified in Section 3.3(b). Notwithstanding the preceding sentence, a registration requested pursuant to Section 3.1(a) which does not become effective after the Company has filed a registration statement with respect thereto solely by reason of the refusal to proceed of the holder or holders of Registrable Securities requesting the registration shall be deemed to have been effected by the Company at the request of such holder or holders.

            (h) Pro Rata Allocation. If the holders of a majority (by number of shares) of the Registrable Securities for which registration is being requested pursuant to Section 3.1(a) determine, based on consultation with the managing underwriters or, in an offering which is not underwritten, with an investment banking firm of nationally recognized standing, that the number of securities to be sold in any such offering should be limited due to market conditions or exceeds the number of securities which can be sold in such offering, all holders of Registrable Securities proposing to sell their securities in such registration and (if the Company proposes to sell securities for its own account in such offering) the Company shall share pro rata in the number of securities being offered and registered for their account, such sharing to be based on the number of Registrable Securities as to which registration was requested by such holders and the number of securities that the Company proposed to sell for its own account in such offering, respectively.

            3.2. Incidental Registration. If the Company at any time proposes to register any of its equity securities (as defined in the Exchange Act) under the Securities Act (other than pursuant to Section 3.1 or pursuant to a Special Registration), whether or not for sale for its own account, and the registration form to be used may be used for the registration of Registrable Securities, it will each such time give prompt written notice to all holders of Registrable Securities of its intention to do so and, upon the written request of any holder of Registrable Securities given to the Company within 30 days after the Company has given any such notice (which request shall specify the Registrable Securities intended to be disposed of by such holder and the intended method of disposition thereof), the Company will use its best efforts to effect the registration under the Securities Act of all Registrable Securities which the Company has been so requested to register by the holders thereof, to the extent required

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to permit the disposition (in accordance with the intended methods thereof as aforesaid) of the Registrable Securities so to be registered, provided that:

            (a) if such registration shall be in connection with the Initial Public Offering, the Company shall not include any Registrable Securities in such proposed registration if the Company's Board of Directors shall have determined, after consultation with the managing underwriters for such offering, that it is not in the best interests of the Company to include any Registrable Securities in such registration, provided that, if the Company's Board of Directors makes such a determination, the Company shall not include in such registration any securities not being sold for the account of the Company;

            (b) if, at any time after giving written notice of its intention to register any securities and prior to the effective date of the registration statement filed in connection with such registration, the Company shall determine for any reason not to register such securities, the Company may, at its election, give written notice of such determination to each holder of Registrable Securities that was previously notified of such registration and, thereupon, shall not register any Registrable Securities in connection with such registration (but shall nevertheless pay the Registration Expenses in connection therewith), without prejudice, however, to the rights of any holder or holders of Registrable Securities to request that a registration be effected under
      Section 3.1; and

            (c) if the Company shall be advised in writing by the managing underwriters (or, in connection with an offering which is not underwritten, by an investment banking firm of nationally recognized standing) that in their or its opinion the number of securities requested to be included in such registration (whether by the Company, pursuant to this Section 3.2 or pursuant to any other rights granted by the Company to a holder or holders of its securities to request or demand such registration or inclusion of any such securities in any such registration) exceeds the number of such securities which can be sold in such offering,

                  (i) the Company shall include in such registration the number
            (if any) of Registrable Securities so requested to be included which in the opinion of such underwriters or investment banking firm, as the case may be, can be sold and shall not include in such registration any securities (other than securities being sold by the Company, which shall have priority in being included in such registration) so requested to be included other than Registrable Securities unless all Registrable Securities requested to be so included are included therein, and

                  (ii) if in the opinion of such underwriters or investment
            banking firm, as the case may be, some but not all of the Registrable Securities may be so included, all holders of Registrable Securities requested to be included therein shall share pro rata in the number of shares of Registrable Securities included in such public offering on the basis of the number of Registrable

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            Securities requested to be included therein by such holders, provided that, in the case of a registration initially requested or demanded by a holder or holders of securities other than Registrable Securities, the holders of the Registrable Securities requested to be included therein and the holders of such other securities shall share pro rata (based on the number of shares if the requested or demanded registration is to cover only Common Stock and, if not, based on the proposed offering price of the total number of securities included in such public offering requested to be included therein), and the Company shall so provide in any registration agreement hereinafter entered into with respect to any of its securities.

            The Company will pay all Registration Expenses in connection with each registration of Registrable Securities requested pursuant to this Section
3.2. No registration effected under this Section 3.2 shall relieve the Company from its obligation to effect registrations upon request under Section 3.1.

            3.3. Registration Procedures. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act as provided in Sections 3.1 and 3.2, the Company will promptly:

            (a) prepare and file with the Securities and Exchange Commission within 120 days, and use its best efforts to prepare and file within 60 days, after receipt of a request pursuant to Section 3.1 a registration statement with respect to such securities, make all required filings with the NASD and use best efforts to cause such registration statement to become effective;

            (b) prepare and file with the Securities and Exchange Commission such amendments and supplements to such registration statement and the prospectus used in connection therewith and such other documents as may be necessary to keep such registration statement effective and to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement until such time as all of such securities have been disposed of in accordance with the intended methods of disposition by the seller or sellers thereof set forth in such registration statement, but in no event for a period of more than six months after such registration statement becomes effective;

            (c) furnish to counsel (if any) selected by the holders of a majority (by number of shares) of the Registrable Securities covered by such registration statement and to counsel for the underwriters in any underwritten offering copies of all documents proposed to be filed with the Securities and Exchange Commission (including all documents to be filed on a confidential basis) in connection with such registration, which documents will be subject to the review of such counsel;

            (d) furnish to each seller of such securities, without charge, such number of conformed copies of such registration statement and of each such amendment and supplement thereto (in each case, including all exhibits and documents filed therewith (other than those filed on a confidential basis), except that the Company shall not be obligated to furnish any seller of securities with more than two copies of such exhibits and documents), such number of copies of the prospectus included in such registration statement (including each preliminary prospectus and any summary prospectus) in conformity with the requirements of the Securities Act, and such other documents, as such seller may reasonably request in order to facilitate the disposition of the securities owned by such seller;

             (e) use its best efforts to register or qualify the securities covered by such registration statement under such other securities or blue sky laws of such jurisdictions as each seller shall request, and do any and all other acts and things which may be necessary or advisable to enable such seller to consummate the disposition in such jurisdictions of the securities owned by such seller, except that the Company shall not for any such purpose be required to qualify generally to do business as a foreign corporation in any jurisdiction wherein it is not so qualified, subject itself to taxation in any jurisdiction wherein it is not so subject, or take any action which would subject it to general service of process in any jurisdiction wherein it is not so subject;

            (f) in connection with an underwritten public offering only, furnish to each seller a signed counterpart, addressed to the sellers, of

                  (i) an opinion of counsel for the Company experienced in
            securities law matters, dated the effective date of the registration statement, and

                  (ii) a "comfort" letter signed by the independent public
            accountants who have issued an audit report on the Company's financial statements included in the registration statement,

      covering substantially the same matters with respect to the registration statement (and the prospectus included therein) and, in the case of such accountants' letter, with respect to events subsequent to the date of such financial statements, as are customarily covered in opinions of issuer's counsel and in accountants' letters delivered to the underwriters in underwritten public offerings of securities;

            (g) (i) notify each holder of Registrable Securities covered by such registration statement if such registration statement, at the time it or any amendment thereto became effective, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and, as promptly as practicable, prepare and file with the Securities and Exchange Commission a post-effective amendment to such registration statement and use best efforts to cause such post-effective amendment to become effective such that such registration statement, as so amended, shall not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading, and (ii) notify each holder of Registrable Securities covered by such registration statement, at any time when a prospectus relating thereto is required to be delivered under the Securities Act, if the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, and, as promptly as is practicable, prepare and furnish to such holder a reasonable number of copies of a supplement to or an amendment of such prospectus as may be necessary so that, as thereafter delivered to the purchasers of such securities, such prospectus shall not include an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

            (h) otherwise use its best efforts to comply with all applicable rules and regulations of the Securities and Exchange Commission, and make available to its security holders, as soon as reasonably practicable, an earnings statement of the Company complying with the provisions of Section 11(a) of the Securities Act and Rule 158 under the Securities Act;

            (i) notify each seller of any securities covered by such registration statement (i) when such registration statement, or any post-effective amendment to such registration statement, shall have become effective, or any amendment of or supplement to the prospectus used in connection therewith shall have been filed, (ii) of any request by the Securities and Exchange Commission to amend such registration statement or to amend or supplement such prospectus or for additional information,
      (iii) of the issuance by the Securities and Exchange Commission of any stop order suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus, and (iv) of the suspension of the qualification of such securities for offering or sale in any jurisdiction, or of the institution of any proceedings for any of such purposes;

            (j) use its best efforts (i) (A) to list such securities on any securities exchange on which the Common Stock is then listed or, if no Common Stock is then listed, on an exchange selected by the Company, if such listing is then permitted under the rules of such exchange or (B) if such listing is not practicable or the Board of Directors of the Company determines that quotation as a NASDAQ National Market System security is preferable, to secure designation of such securities as a NASDAQ "national market system security" within the meaning of Rule 11 Aa2-1 under the Exchange Act or, failing that, to secure NASDAQ authorization for such securities, and, without limiting the foregoing, to arrange for at least two market makers to register as such with respect to such securities with the NASD, (ii) to provide a transfer agent and registrar for such Registrable Securities not later than the effective date of such registration statement and (iii) to obtain a CUSIP number for the Registrable Securities; and

            (k) use every reasonable effort to obtain the lifting of any stop order that might be issued suspending the effectiveness of such registration statement or of any order preventing or suspending the use of any preliminary prospectus.

            The Company may require each seller of any securities as to which any registration is being effected to furnish to the Company such information regarding such seller and the distribution of such securities as the Company may from time to time reasonably request in writing and as shall be required by law in connection therewith. Each such holder agrees to furnish promptly to the Company all information required to be disclosed in order to make the information previously furnished to the Company by such holder not materially misleading.

            The Company agrees not to file or make any amendment to any registration statement with respect to any Registrable Securities, or any amendment of or supplement to the prospectus used in connection therewith, which refers to any seller of any securities covered thereby by name, or otherwise identifies such seller as the holder of any securities of the Company, without the consent of such seller, such consent not to be unreasonably withheld, except that no such consent shall be required for any disclosure that is required by law.

            By acquisition of Registrable Securities, each holder of such Registrable Securities shall be deemed to have agreed that upon receipt of any notice from the Company pursuant to Section 3.3(g), such holder will promptly discontinue such holder's disposition of Registrable Securities pursuant to the registration statement covering such Registrable Securities until such holder shall have received, in the case of clause (i) of Section 3.3(g), notice from the Company that such registration statement has been amended, as contemplated by Section 3.3(g), and, in the case of clause (ii) of Section 3.3(g), copies of the supplemented or amended prospectus contemplated by Section 3.3(g). If so directed by the Company, each holder of Registrable Securities will deliver to the Company (at the Company's expense) all copies, other than permanent file copies, in such holder's possession of the prospectus covering such Registrable Securities at the time of receipt of such notice. In the event that the Company shall give any such notice, the period mentioned in Section 3.3(b) shall be extended by the number of days during the period from and including the date of the giving of such notice to and including the date when each seller of any Registrable Securities covered by such registration statement shall have received the copies of the supplemented or amended prospectus contemplated by
Section 3.3(g).

            Although shares of Class A Common Stock issuable upon the exercise of options and shares of Class B Common Stock are included in the definition of Registrable Securities, the Company shall, in respect of any such Registrable Securities requested to be registered pursuant hereto, be required to include in any registration statement only shares of Class A Common Stock issuable upon conversion of or pursuant to such Registrable Securities and only if the Company has received assurances, reasonably satisfactory to it, in the case of shares issuable upon exercise of options, that such options will be exercised and in the case of Class B Common Stock that such Registrable Securities will be converted into shares of Class A Common Stock, in each case, promptly after such registration statement has become effective or the sale to an underwriter has been consummated so that only Class A Common Stock shall be distributed to the public under such registration statement.

            3.4. Underwritten Offerings. The provisions of this Section 3.4 do not establish additional registration rights but instead set forth procedures applicable, in addition to those set forth in Sections 3.1 through 3.3, to any registration which is an underwritten offering.

            (a) Underwritten Offerings Exclusive. Whenever a registration requested pursuant to Section 3.1 is for an underwritten offering, only securities which are to be distributed by the underwriters may be included in the registration.

            (b) Underwriting Agreement. If requested by the underwriters for any underwritten offering by holders of Registrable Securities pursuant to a registration requested under Section 3.1, the Company shall enter into an underwriting agreement with such underwriters for such offering, such agreement to be reasonably satisfactory in substance and form to the holders of a majority (by number of shares) of the Registrable Securities to be covered by such registration and to the underwriters and to contain such representations and warranties by the Company and such other terms and provisions as are customarily contained in agreements of this type, including, but not limited to, indemnities to the effect and to the extent provided in Section 3,7, provisions for the delivery of officers' certificates, opinions of counsel and accountants' "comfort" letters and hold-back arrangements. The holders of Registrable Securities to be distributed by such underwriters shall be parties to such underwriting agreement and may, at their option, require that any or all of the representations and warranties by, and the agreements on the part of, the Company to and for the benefit of such underwriters be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of such underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities.

            (c) Selection of Underwriters. Whenever a registration requested pursuant to Section 3.1 is for an underwritten offering, the Company will have the right to select one or more underwriters to administer the offering at least one of which shall be an underwriter of nationally recognized standing. If the Company at any time proposes to register any of its securities under the Securities Act for sale for its own account and such securities are to be distributed by or through one or more underwriters, the Company will have the right to select one or more underwriters to administer the offering at least one of which shall be an underwriter of nationally recognized standing.

            (d) Incidental Underwritten Offerings. Subject to the provisions of the proviso to the first sentence of Section 3.2, if the Company at any time proposes to register any of its equity securities under the Securities Act (other than pursuant to Section 3.1 or pursuant to a Special Registration), whether or not for its own account, and such securities are to be distributed by or through one or more underwriters, the Company will give prompt written notice to all holders of Registrable Securities of its intention to do so and, if requested by any holder of Registrable Securities, will arrange for such underwriters to include the

Registrable Securities to be offered and sold by such holder among those to be distributed by such underwriters. The holders of Registrable Securities to be distributed by such underwriters shall be parties to the underwriting agreement between the Company and such underwriters and may, at their option, require that any or all of the representations and warranties by, and the other agreements on the part of, the Company to and for the benefit of such underwriters shall also be made to and for the benefit of such holders of Registrable Securities and that any or all of the conditions precedent to the obligations of the underwriters under such underwriting agreement shall also be conditions precedent to the obligations of such holders of Registrable Securities. No such holder of Registrable Securities shall be required by the Company to make any representations or warranties to, or agreements with, the Company or the underwriters other than as set forth in Section 3.4(e) and representations, warranties or agreements regarding such holder and such holder's intended method of distribution.

            (e) Hold Back Agreements. If and whenever the Company proposes to register any of its equity securities under the Securities Act for its own account (other than pursuant to a Special Registration) or is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, each holder of Registrable Securities agrees by acquisition of such Registrable Securities not to effect (other than pursuant to such registration) any public sale or distribution, including, but not limited to, any sale pursuant to Rule 144 or Rule 144A, of any Registrable Securities, any other equity securities of the Company or any securities convertible into or exchangeable or exercisable for any equity securities of the Company for 120 days (180 days if such registration statement relates to the Initial Public Offering) after, and (assuming compliance by the Company with Section 3.4(f) during the 20 days prior to, the effective date of such registration and the Company agrees to cause each holder of any equity security, or of any security convertible into or exchangeable or exercisable for any equity security, of the Company purchased from the Company at any time other than in a public offering to enter into a similar agreement with the Company. The Company further agrees not to effect (other than pursuant to such registration or pursuant to a Special Registration) any public sale or distribution, or to file any registration statement (other than such registration or a Special Registration) covering any, of its equity securities, or any securities convertible into or exchangeable or exercisable for such securities, during the 20 days prior to, and for 120 days (180 days if such registration statement relates to the Initial Public Offering) after, the effective date of such registration.

            (f) Notice of Impending Effective Date. The Company will give at least 20 days' written notice to each holder of Registrable Securities of the date when the Company expects, in its good faith judgment, that any registration pursuant to Section 3.1 or 3.2 will become effective (such notice to specify the expected effective date) and will respond promptly to any subsequent reasonable requests from any holder of Registrable Securities concerning the likely effective date of such registration.

            3.5. Preparation; Reasonable Investigation. In connection with the preparation and filing of each registration statement registering Registrable Securities under the Securities Act, the Company will give the holders of such Registrable Securities so to be registered and their underwriters, if any, and their respective counsel and accountants the opportunity to participate in the preparation of such registration statement, each prospectus included therein or filed with the Securities and Exchange Commission, and each amendment thereof or supplement thereto, and will give each of them such access to its books and records and such opportunities to discuss the business of the Company with its officers, independent public accountants who have issued audit reports on its financial statements and counsel (subject, as necessary, to the Company's right to ensure the preservation of its attorney-client privilege), in each case as shall be necessary, in the opinion of such holders' and such underwriters' respective counsel, to conduct a reasonable investigation within the meaning of the Securities Act.

            3.6. Other Registrations. If and whenever the Company is required to use its best efforts to effect the registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, and if such registration shall not have been withdrawn or abandoned, the Company shall not be obligated to and shall not file any registration statement with respect to any of its securities (including Registrable Securities) under the Securities Act (other than a Special Registration), whether of its own accord or at the request or demand of any holder or holders of such securities, until a period of 120 days (180 days if such registration statement relates to the Initial Public Offering) shall have elapsed from the effective date of such previous registration; and the Company shall so provide in any registration agreement with respect to any of its securities.

            3.7. Indemnification.

            (a) Indemnification by the Company. In the event of any registration of any Registrable Securities under the Securities Act pursuant to Section 3.1 or 3.2, the Company will indemnify and hold harmless the seller of such securities, its directors, officers, and employees, each other person who participates as an underwriter, broker or dealer in the offering or sale of such securities and each other person, if any, who controls such seller or any such participating person within the meaning of either Section 15 of the Securities Act or Section 20 of the Exchange Act, against any and all losses, claims, damages or liabilities, joint or several, to which such seller or any such director, officer, employee, participating person or controlling person may become subject under the Securities Act or otherwise, insofar as such losses, claims, damages or liabilities (or actions or proceedings in respect thereof) arise out of or are based upon (i) any untrue statement or alleged untrue statement of a fact contained in any registration statement under which such securities were registered under the Securities Act, any preliminary prospectus, final prospectus or summary prospectus contained therein or related thereto, or any amendment or supplement thereto, or (ii) any omission or alleged omission to state a fact required to be stated in any such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement or necessary to make the statements therein not misleading; and the Company will reimburse such seller and each such director, officer, employee, participating person and controlling person for any legal or any other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, liability, action or proceeding, provided that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or omission made in such registration statement, any such preliminary prospectus, final prospectus, summary prospectus, amendment or supplement in reliance upon and in conformity with written information furnished to the Company by such seller or participating person expressly for use in the preparation thereof and provided, further, that the Company shall not be liable in any such case to the extent that any such loss, claim, damage, liability or expense arises out of or is based upon an untrue statement or alleged untrue statement or omission or alleged omission in the prospectus, if such untrue statement or alleged untrue statement or omission or alleged omission is completely corrected in an amendment or supplement to the prospectus and the seller of Registrable Securities thereafter fails to deliver such prospectus as so amended or supplemented prior to or concurrently with the sale of Registrable Securities to the person asserting such loss, claim, damage, liability or expense after the Company had furnished such seller with a sufficient number of copies of the same or if the seller received notice from the Company of the existence of such untrue statement or alleged untrue statement or omission or alleged omission and the seller continued to dispose of Registrable Securities prior to the time of the receipt of either (A) an amended or supplemented prospectus which completely corrected such untrue statement or omission or (B) a notice from the Company that the use of the existing prospectus may be resumed. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of such seller or any such director, officer, employee, participating person or controlling person and shall survive the transfer of such securities by such seller.

            (b) Indemnification by the Sellers. The Company may require, as a condition to including any Registrable Securities in any registration statement filed pursuant to Section 3.3, that the Company shall have received an undertaking satisfactory to it from each of the prospective sellers of such securities, to severally and not jointly indemnify and hold harmless (in the same manner and to the extent as set forth in Section 3.7(a)) the Company, each director of the Company, each officer of the Company who shall sign such registration statement and each other person, if any, who controls the Company within the meaning of the Securities Act, with respect to any statement in or omission from such registration statement, any preliminary prospectus or final prospectus contained therein, or any amendment or supplement thereto, if such statement or omission was made in reliance upon and in conformity with written information furnished to the Company by such seller expressly for use in the preparation of such registration statement, preliminary prospectus, final prospectus, summary prospectus, amendment or supplement, provided that the liability of each such seller will be in proportion to and limited to the net amount received by such seller (after deducting any underwriting discount and expenses) from the sale of Registrable Securities pursuant to such registration statement. Such indemnity shall remain in full force and effect regardless of any investigation made by or on behalf of the Company or any such director, officer or controlling person and shall survive the transfer of such securities by such seller.

            (c) Notices of Claims. etc. Promptly after receipt by an indemnified party of notice of the commencement of any action or proceeding involving a claim referred to in the preceding paragraphs of this Section 3.7, such indemnified party will, if a claim in respect thereof is to be made against an indemnifying party hereunder, give written notice to the latter of the commencement of such action, provided that the failure of any indemnified party to give notice as provided therein shall not relieve the indemnifying party of its obligations under the preceding paragraphs of this Section 3.7. In case any such action is brought against an indemnified party, the indemnifying party will be entitled to participate therein and to assume the defense thereof, jointly with any other indemnifying party similarly notified to the extent that it may wish, with counsel reasonably satisfactory to such indemnified party, and after notice from the indemnifying party to such indemnified party of its election so to assume the defense thereof, the indemnifying party will not be liable to such indemnified party for any legal or other expenses subsequently incurred by the latter in connection with the defense thereof, provided that if such indemnified party and the indemnifying party reasonably determine, based upon advice of their respective independent counsel, that a conflict of interest may exist between the indemnified party and the indemnifying party with respect to such action and that it is advisable for such indemnified party to be represented by separate counsel, such indemnified party may retain other counsel, reasonably satisfactory to the indemnifying party, to represent such indemnified party, and the indemnifying party shall pay all reasonable fees and expenses of such counsel. No indemnifying party, in the defense of any such claim or litigation, shall, except with the consent of such indemnified party, which consent shall not be unreasonably withheld, consent to entry of any judgment or enter into any settlement which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

            (d) Other Indemnification. Indemnification similar to that specified in the preceding paragraphs of this Section 3.7 with appropriate modifications) shall be given by the Company and each seller of Registrable Securities with respect to any required registration or other qualification of such Registrable Securities under any Federal or state law or regulation of governmental authority other than the Securities Act.

            (e) Other Remedies. If for any reason the foregoing indemnity is unavailable, or is insufficient to hold harmless an indemnified party, other than by reason of the exceptions provided therein, then the indemnifying party shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities or expenses (i) in such proportion as is appropriate to reflect the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other from the offering of Registrable Securities (taking into account the portion of the proceeds of the offering realized by each such party) or (ii) if the allocation provided by clause (i) above is not permitted by applicable law, or provides a lesser sum to the indemnified party than the amount hereinafter calculated, in such proportion as is appropriate to reflect not only the relative benefits received by the indemnifying party on the one hand and the indemnified party on the other but also the relative fault of the indemnifying party and the indemnified party as well as any other relevant equitable considerations. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. No party shall be liable for contribution under this Section 3.7(e) except to the extent and under such circumstances as such party would have been liable to indemnify under this
Section 3.7 if such indemnification were enforceable under applicable law.

            (f) Officers and Directors. As used in this Section 3.7, the terms "officers" and "directors" shall include the partners of the holders of Registrable Securities which are partnerships.

            4. Participation Rights, Take-Along Rights and Rights of First Refusal.

            4.1. Participation Rights. Cypress shall not make or cause to be made any Qualifying Sale, except pursuant to the following provisions of this
Section 4.1.

            (a) Procedures for Qualifying Sales. At least 30 days prior to making any Qualifying Sale, Cypress will deliver a written notice (the "Sale Notice") to the Company and the holders of Registrable Securities. The Sale Notice will fully disclose the identity of the prospective transferee and the terms and conditions of the proposed Qualifying Sale, including the class of Registrable Securities to be sold (the "Specified Securities"), the maximum amount of Specified Securities that the prospective transferee is willing to purchase, the intended consummation date of such Qualifying Sale and the terms of each agreement with respect to such Qualifying Sale between Cypress or its Affiliates and such prospective transferee. Cypress may not give a Sale Notice with respect to any Qualifying Sale unless both Cypress and the prospective transferee shall be legally bound to complete such Qualifying Sale (subject only to the satisfaction of the conditions of such Qualifying Sale disclosed in such Sale Notice and compliance with this Section 4.1 and any applicable law or exchange regulation). Cypress will not consummate any Qualifying Sale until at least 30 days after the related Sale Notice has been given to the holders of Registrable Securities, unless Cypress shall have received a notice from each holder of Specified Securities or securities presently convertible into or exchangeable or exercisable for Specified Securities (collectively, "Qualifying Securities") indicating whether or not such holder has elected to participate in such Qualifying Sale and the amount of Specified Securities to be sold by each such holder so electing to participate has been finally determined pursuant hereto prior to the expiration of such 30-day period. Each holder of Qualifying Securities may elect to participate in the contemplated Qualifying Sale by giving written notice to Cypress and the Company within 30 days after Cypress has given the related Sale Notice to such holder. If a holder of Qualifying Securities elects to participate, such holder will be entitled to sell in the contemplated Qualifying Sale, at the same price and (subject to the immediately following sentence) on the same terms and conditions as set forth in the related Sale Notice, an amount of Specified Securities equal to the product of (i) the quotient determined by dividing (A) the amount of Specified Securities then held by such holder (including in such amount all Specified Securities issuable upon conversion, exchange or exercise of all Qualifying Securities then held by such holder) by (B) the aggregate amount of Specified Securities held by Cypress and its Affiliates and all holders of Qualifying Securities (other than Cypress and its Affiliates) so electing to participate (including in such aggregate amount all Specified Securities issuable upon conversion, exchange or exercise of Qualifying Securities then held by Cypress and its Affiliates and such holders) and (ii) the amount of Specified Securities such transferee has agreed to purchase in the contemplated Qualifying Sale. If a holder of Qualifying Securities elects to participate in any Qualifying Sale, Cypress will not consummate such Qualifying Sale unless such holder has been afforded the opportunity to consummate simultaneously the sale by such holder of the amount of Specified Securities determined in accordance with the preceding sentence with respect to such holder. Each holder of Qualifying Securities proposing to include in any contemplated Qualifying Sale Specified Securities to be issued to such holder upon the conversion of other Qualifying Securities then held by such holder shall effect such conversion prior to the time of such Qualifying Sale.

            (b) Qualifying Sale Defined. The term "Qualifying Sale" shall mean any sale or transfer of securities of the Company by Cypress or its Affiliates other than any sale or transfer (i) pursuant to a bona fide firm commitment underwritten public offering (A) pursuant to a registration under the Securities Act effected pursuant to Section 3.1 or (B) pursuant to a registration under the Securities Act not effected pursuant to Section 3.1 if Section 3.2 applies to such registration and, in each of clauses (A) and (B), the Company has complied with all its obligations under Section 3 with respect to such registration, (ii) if the Company is subject to the reporting requirements of the Exchange Act, in transactions that comply with the manner of sale requirements set forth in Rule 144(f)) or (iii) to New Investors or Management Stockholders.

            4.2. Take-Along Rights. By acquisition of Registrable Securities, each Investor (other than Cypress and its Affiliates) agrees to comply with the following take-along rights (it being agreed and understood that, with respect to the Management Stockholders, such stockholders will be subject to, and will comply in all respects with, the comparable take-along rights set forth in their respective Stock Subscription Agreements).

            (a) Take-Along Notice. So long as Cypress and its Affiliates hold a number of shares of Registrable Securities equal to at least one-half of the Registrable Securities originally purchased by Cypress and its Affiliates as of the date hereof, if Cypress and its Affiliates intend to effect a sale of all of their shares of Registrable Securities to a third party (which in no event may be an Affiliate of Cypress) (a "100% Buyer") and elect to exercise their rights under this Section 4.2, Cypress shall deliver written notice (a "Take-Along Notice") to the other Investors, which notice shall (i) state (1) that Cypress wishes to exercise its rights under this Section 4.2 with respect to such transfer, (2) the name and address of the 100% Buyer, (3) the per share amount and form of consideration Cypress and its Affiliates propose to receive for their shares of Registrable Securities and (4) the terms and conditions of payment of such consideration and all other material terms and conditions of such transfer (including the terms of each agreement with respect to such sale between Cypress or its Affiliates and such prospective 100% Buyer), (ii) contain an offer (the "Take Alone Offer") by the 100% Buyer to purchase from the other Investors all of their respective shares of Registrable Securities on and subject to the same terms and conditions offered to Cypress and (iii) state the anticipated time and place of the closing of the purchase and sale of such shares (a "Take-Along Closing"), which (subject to such terms and conditions) shall occur not fewer than ten (10) business days nor more than ninety (90) days after the date such Take-Along Notice is delivered, provided that if such Take-Along Closing shall not occur prior to the expiration of such 90-day period, Cypress shall be entitled to deliver another Take-Along Notice with respect to such Take-Along Offer.

            (b) Conditions to Take-Along. Subject to Section 4.2(c), each Investor (other than Cypress and its Affiliates) shall, upon delivery of a Take-Along Notice, have the obligation to transfer all of such Investor's shares of Registrable Securities pursuant to the Take-Along Offer, as the same may be modified from time to time, provided that Cypress and its Affiliates transfer all of their shares of Registrable Securities to the 100% Buyer at the Take-Along Closing. Within 10 business days of receipt of the Take-Along Notice, each Investor (other than Cypress and its Affiliates) shall (i) execute and deliver to Cypress a power of attorney and a letter of transmittal and custody agreement in favor of, and in form and substance satisfactory to, Cypress constituting Cypress, The Cypress Group LLC or one or more of their respective Affiliates designated by Cypress (the "Custodian") the true and lawful attorney-in-fact and custodian for such Investor, with full power of substitution, and authorizing the Custodian to take such actions as the Custodian may deem necessary or appropriate to effect the sale and transfer of such Investor's Registrable Securities to the 100% Buyer, upon receipt of the purchase price therefor at the Take-Along Closing, free and clear of all security interests, liens, claims, encumbrances, charges, options, restrictions on transfer, proxies and voting and other agreements of whatever nature, and to take such other action as may be necessary or appropriate in connection with such sale, including consenting to any amendments, waivers, modifications or supplements to the terms of the sale (provided that Cypress and its Affiliates also so consent, and sell and transfer their Registrable Securities on the same terms as so amended, waived, modified or supplemented) and (ii) deliver to Cypress certificates representing such Investor's Registrable Securities, together with all necessary duly executed stock powers.

            (c) Equal Treatment. Each Investor will receive the same proportion of the aggregate consideration from the consummation of such Take-Along Offer that each other Investor receives based upon each Investor's proportionate ownership of Registrable Securities at the time of the Take-Along Closing. If any holder of Registrable Securities is given an option as to the form and amount of such consideration to be received, each holder of Registrable Securities will be given the same option. In connection with any sale pursuant to a Take-Along Offer, no Investor shall have any liability or other obligation (including any indemnification obligation), or otherwise be required to pay any amounts in respect of such liability or obligation, which is disproportionate to such Investor's proportionate ownership of Registrable Securities at the time of the related Take-Along Closing.

            (d) Remedies. Each Investor (other than Cypress and its Affiliates) acknowledges that Cypress would be irreparably damaged in the event of a breach or a threatened breach by such Investor of any of its obligations under this
Section 4.2 and such Investor agrees that, in the event of a breach or a threatened breach by such Investor of any such obligation, Cypress shall, in addition to any other rights and remedies available to it, in respect of such breach, be entitled to an injunction from a court of competent jurisdiction granting it specific performance by such Investor of its obligations under this
Section 4.2. In the event that Cypress shall file suit to enforce the covenants contained in this Section 4.2 (or obtain any other remedy in respect of any breach thereof), the prevailing party in the suit shall be entitled to recover, in addition to all other damages to which it may be entitled, the costs incurred by such party in conducting the suit, including reasonable attorney's fees and expenses.

             (e) Public Offering. In the event that an Initial Public Offering has been consummated, the provisions of this Section 4.2 shall terminate and cease to have further effect.

            4.3. Rights of First Refusal. By acquisition of Registrable Securities, each Investor (other than Cypress and its Affiliates) agrees to comply with the following rights of first refusal (it being agreed and understood that, with respect to the Management Stockholders, such stockholders will be subject to, and will comply in all respects with, the comparable rights of first refusal set forth in their respective Stock Subscription Agreements).

            (a) Rights of First Refusal. If any Investor (other than Cypress and its Affiliates) desires to accept an offer (which must be in writing and for cash, be irrevocable by its terms for at least 90 days and be a bona fide offer as determined in good faith by the Company's Board of Directors or the Executive Committee thereof) from any prospective purchaser to purchase all or any part of the Registrable Securities at any time owned by such Investor, such Investor (a "ROFR Selling Investor") shall give notice in writing to the Company and the other Investors (i) designating the number of Registrable Securities proposed to be sold, (ii) naming the prospective purchaser of such Registrable Securities and (iii) specifying the price (the "ROFR Offer Price") at and terms (the "ROFR Offer Terms") upon which such ROFR Selling Investor desires to sell the same (including the terms of each agreement with respect to the sale between such ROFR Selling Investor and such prospective purchaser). During the 30-day period following receipt of such notice by the Company and the other Investors (the "First Refusal Period"), the Company shall have the right to purchase from such ROFR Selling Investor all (but not less than all) of the Registrable Securities specified in such notice, at the ROFR Offer Price and on the ROFR Offer Terms. The Company hereby undertakes to use reasonable efforts to act as promptly as practicable following such notice to determine whether it shall elect to exercise such right and to provide notice of such determination to each Investor promptly thereafter. If the Company fails to exercise such rights within the First Refusal Period, the other Investors shall have the right to purchase all (but not less than all) of the Registrable Securities specified in such notice, at the ROFR Offer Price and on the ROFR Offer Terms and on a pro rata basis (based on the number of Registrable Securities owned by such other Investors as may elect to participate in such purchase (such other Investors, the "ROFR Buying Investors")), at any time during the period beginning at the earlier of
(x) the end of the First Refusal Period and (y) the date of receipt by such other Investors of written notice that the Company has elected not to exercise its rights and ending 30 days thereafter (the "Second Refusal Period"). The rights provided hereunder shall be exercised by written notice to a ROFR Selling Investor given at any time during the applicable period. If such right is exercised, the Company or the ROFR Buying Investor(s), as the case may be, shall deliver to such ROFR Selling Investor a certified or bank check(s) for the ROFR Offer Price, payable to the order of such ROFR Selling Investor, against delivery of certificates or other instruments representing the Registrable Securities so purchased, appropriately endorsed by such ROFR Selling Investor. If such right shall not have been exercised prior to the expiration of the Second Refusal Period, then at any time during the 90 days following the expiration of the Second Refusal Period, such ROFR Selling Investor may sell such Registrable Securities to (but only to) the intended purchaser named in such ROFR Selling Investor's notice to the Company and the other Investors at the ROFR

Offer Price and on substantially the ROFR Offer Terms specified in such notice, free of all restrictions or obligations imposed by, and free of any rights or benefits set forth in, Sections 4.2 and 4.3 of this Agreement, provided that such intended purchaser shall have agreed in writing, pursuant to an instrument of assumption satisfactory in substance and form to the Company, to make and be bound by customary securities law representations and warranties with respect to such purchaser's acquisition of such Registrable Securities.

            (b) Public Offering. In the event that an Initial Public Offering has been consummated, the provisions of this Section 4.3 shall terminate and cease to have further effect. This Section 4.3 shall not apply to a sale to the underwriters as part of an Initial Public Offering.

            (c) Permitted Transfers. Notwithstanding anything herein to the contrary, the restrictions set forth in this Section 4.3 shall not apply with respect to any sale, transfer, assignment or other disposal (whether with or without consideration and whether voluntarily or involuntarily or by operation of law) by any Investor upon at least 15 days' prior written notice to (a) any of its Affiliates (provided that no such assignment may be made to a Person that is, as determined in good faith by the Company's Board of Directors or the Executive Committee thereof, a competitor of the Company or its subsidiaries in any of their respective primary business activities) or (b) any Person to which such Investor shall sell or transfer all or substantially all of its assets or with which it shall be merged, provided that, in the case of clauses (a) and
(b), the assignee agrees in writing to be bound by the terms and conditions of, and assume such Investor's obligations under, this Agreement.

            4.4. Participation in Cypress' Right of First Refusal. As permitted by Section 12(d) of each Management Stock Subscription Agreement, Cypress hereby grants to each other Investor the right to participate, on a pro rata basis (based on the number of Registrable Securities owned by such other Investors as may elect to participate in such purchase), with Cypress in exercising its right of first refusal during the "Second Refusal Period" in accordance with and as defined in Section 5 of such Management Stock Subscription Agreement. Cypress will deliver copies of any notice received under such Section 5 to each other Investor promptly following its receipt of such notice and each other Investor agrees to follow the procedures for any participation in such purchase in the manner and in the time periods provided in such Section 5.

            5. Parties' Rights to Purchase Additional Capital Stock.

            5. 1. Additional Equity Sale. If, prior to the consummation of an Initial Public Offering, the Company shall propose to issue any additional shares of its capital stock (or any securities that may be exercised or exchanged for or converted into such capital stock) to any Person (including any holder of Registrable Securities) (such Persons to whom the Company proposes to issue securities are referred to collectively as an "Additional Offeree", and such issuance is referred to as an "Additional Sale"), the Company shall offer each holder of Registrable Securities (other than any Additional Offeree) that is an accredited investor (as defined in Rule 501 of Regulation D under the Securities Act) (each, an "Eligible Holder") the right to acquire such holder's Allocated Amount of such securities (an "Offer").

Notwithstanding the foregoing, none of the following transactions shall constitute an Additional Sale: the issuance by the Company of any shares of its capital stock (or any securities that may be exercised or exchanged for or converted into such capital stock) (A) in exchange for Class A Common Stock, (B) upon conversion of Class B Common Stock, (C) as a dividend or other distribution (including, but not limited to, in connection with any merger, consolidation or other reorganization) made pro rata to the holders of the Common Stock outstanding on the record date for such dividend or distribution, (D) to any directors, officers, employees, sales agents or similar representatives of the Company or its Subsidiaries in connection with a compensatory or other stock ownership plan for such Persons or (E) pursuant to any registered offering of such stock on Form S-4 or S-8 or any successor form.

            5.2. Offer Procedures.

            (a) Procedures. The Company shall make an Offer by giving to each Eligible Holder at least 30 Business Days' prior written notice of the proposed Additional Sale. Such notice will (i) identify the class and number of shares or amount of securities proposed to be issued (the "Offered Securities"), the proposed date of issuance and the price and other terms of the issuance and (ii) constitute an offer to issue to each such Eligible Holder its Allocated Amount of the Offered Securities at the same price and on the same other terms (subject to Section 5.2(c)) as are proposed for such Additional Sale, which offer shall remain open for a period of 15 Business Days from the date such notice is given by the Company. Any Offer and any Offered Securities to be made to an Eligible Holder that is a Regulation Y Holder shall provide for such holder to acquire non-voting equivalents of such Offered Securities. Each Eligible Holder desiring to accept such Offer shall give written notice to the Company prior to the end of the 15-Business Day period of such Offer. Such notice (a "Notice of Acceptance") will (A) set forth the maximum amount of the Offered Securities which such Eligible Holder elects to purchase (such Eligible Holder's "Subscribed Amount") and (B) constitute an acceptance of the Offer with respect to such Eligible Holder's Allocated Amount of the Offered Securities. If any such Eligible Holder fails to give a Notice of Acceptance, such Eligible Holder shall be deemed to have rejected such Offer in full. At the closing of an Additional Sale, each Eligible Holder who shall have timely accepted the related Offer pursuant to this Section 5.2(a) (each, an "Accepting Holder") shall acquire from the Company, and the Company shall issue to such Eligible Holder, its Allocated Amount of the Offered Securities at the same price and on the same other terms (subject to Section 5.2(c)) as such Additional Sale. The Additional Offeree shall be entitled to acquire at the closing of the related Additional Sale its Allocated Amount of the Offered Securities. Any Offered Securities not issued at such Additional Sale may not thereafter be sold or otherwise issued by the Company to an Additional Offeree until they are again offered to the Eligible Holders under the procedures specified in this Section 5.1(a).

            (b) Allocated Amount Defined. For the purposes of Section 5.2(a), the term "Allocated Amount" shall mean, with respect to each Accepting Holder and the Additional Offeree (collectively, the "Participants") in an Additional Sale, the aggregate amount of the Offered Securities in such Additional Sale allocated to such Participant in a series of calculations (each, an "Allocation Calculation") as follows: first, each Participant shall be allocated an amount of the Offered Securities in such Additional Sale equal to the lesser of (a) such Participant's Subscribed Amount of such Offered Securities and (b) such Participant's Proportionate First Share of such Offered Securities; thereafter, in each subsequent Allocation Calculation for such Additional Sale, each Participant whose Subscribed Amount of such Offered Securities exceeds the aggregate amount of Offered Securities allocated to such Participant in prior Allocation Calculations in respect of such Additional Sale shall be allocated an additional amount of Offered Securities equal to the lesser of (i) such Participant's Proportionate Subsequent Share of such Offered Securities and (ii) the excess of such Participant's Subscribed Amount of such Offered Securities over the aggregate amount of Offered Securities allocated to such Participant in all prior Allocation Calculations in respect of such Additional Sale. For the purposes of this Section 5.2(a), the term "Proportionate First Share" shall mean, with respect to each Participant in an Additional Sale, an amount of the Offered Securities in such Additional Sale that is equal to the product of (a) the quotient determined by dividing (i) the percentage of the outstanding Common Stock (on a fully diluted basis) held by such Participant by (ii) the aggregate percentage of the outstanding Common Stock (on a fully diluted basis) held by all Participants in such Additional Sale and (b) the aggregate amount of such Offered Securities. For the purposes of this Section 5.2(b), the term "Proportionate Subsequent Share" shall mean, with respect to each Participant in an Additional Sale being allocated a Proportionate Subsequent Share of Offered Securities in an Allocation Calculation for such Additional Sale, an amount of the Offered Securities in such Additional Sale equal to the product of (a) the quotient determined by dividing (i) the percentage of the outstanding Common Stock (on a fully diluted basis) held by such Participant by (ii) the aggregate percentage of the outstanding Common Stock (on a fully diluted basis) held by all Participants being allocated a Proportionate Subsequent Share of Offered Securities in such Allocation Calculation and (b) the aggregate amount of the Offered Securities not allocated to the Participants in such Additional Sale in any prior Allocation Calculation.

            (c) Terms of Offer. Notwithstanding Section 5.2(a), if the terms of any Additional Sale provide for the payment by any Additional Offeree of consideration other than cash, then the purchase price payable by each Accepting Holder per unit of Offered Securities shall be an amount in cash equal to the fair market value of the aggregate consideration payable by such Additional Offeree per unit of Offered Securities. For the purpose of determining the fair market value of any noncash consideration, (i) any portion of such consideration in the form of securities shall be valued at the arithmetical average of the closing sale prices of such securities over the five trading days immediately preceding the relevant date on the national securities exchange on which such securities are listed, or, if not so listed, as reported by the National Association of Securities Dealers Automated Quotations System or, if not so reported, at the average of the high bid and low asked quotations for the securities as reported by the National Quotations Bureau Incorporated or a similar organization, or, if no price quotations are available, such securities shall be valued by the Board of Directors of the Company in good faith as of the relevant date; and (ii) any other portion of such consideration shall be valued by the Board of Directors of the Company in good faith as of the relevant date or, at the election (which shall be made in its Notice of Acceptance) and expense of such an Accepting Holder, by an independent valuer with expertise in valuing such consideration selected by the Company with the approval of such Accepting Holder, such approval not to be unreasonably withheld.

            6. Additional Investor Provisions.

            6.1. Designation of Directors by Cypress. (a) So long as Cypress owns, directly or indirectly, any securities of the Company, Cypress shall have the right to nominate one candidate for election to the board of directors (each, a "Board") of each of the Company, WESCO Distribution, Inc. ("WESCO") and WESCO Distribution Canada, Inc. ("WESCO Canada"). In the event that Cypress shall exercise its rights under this Section 6.1, (i) each of the parties hereto (other than the Company) shall vote, or cause to be voted, the capital stock of the Company held or controlled by such party or any Affiliate of such party and
(ii) the Company shall vote, or cause to be voted, the capital stock of WESCO and WESCO Canada held or controlled by the Company or any Affiliate of the Company, in each case, in favor of a slate of directors which includes the nominees of Cypress for the Boards of the Company, WESCO and WESCO Canada respectively.

            (b) The respective By-Laws of the Company, WESCO and WESCO Canada shall provide that, in the event that a vacancy shall be created on the Board of such party as a result of the death, resignation or removal (with or without cause) of a director nominated by Cypress in accordance with Section 6.1(a), such Board shall within five Business Days of the creation of such vacancy request Cypress to nominate a candidate to be appointed by such Board to fill such vacancy. In the event that any such vacancy shall be created on the Board of the Company, WESCO or WESCO Canada immediately before or at the annual meeting of the stockholders of such party, Cypress shall have the right to nominate a candidate to fill such vacancy and the provisions of the second sentence of the immediately preceding paragraph shall apply with respect to the election of such nominee to fill such vacancy. If the preceding sentence shall not be applicable and a candidate nominated by Cypress to fill any such vacancy shall not have been appointed to fill such vacancy within five Business Days of the Board of the applicable party having been given the name of such candidate by Cypress, then, as applicable, (i) in the case of a vacancy on the Board of the Company, each of the parties hereto (other than the Company) shall act by written consent, or call a special meeting of stockholders of the Company for the sole purpose of filling such vacancy and at such special meeting vote or cause to be voted the capital stock of the Company held or controlled by such party or any Affiliate of such party, and (ii) in the case of a vacancy on the Board of WESCO or WESCO Canada, the Company shall (or shall cause each Affiliate of the Company owning outstanding voting securities of WESCO or WESCO Canada, as the case may be, to) act by written consent, or call a special meeting of stockholders of WESCO or WESCO Canada, as the case may be, for the sole purpose of filling such vacancy and at such special meeting vote or cause to be voted the capital stock of WESCO or WESCO Canada, as the case may be, held or controlled by the Company or any Affiliate of the Company, in each case, to elect such nominee to fill such vacancy.

            (c) Cypress may elect, at its option, not to have a designated director on any Board.

            (d) No party hereto shall, and the Company shall not permit WESCO to, vote, or give any consent, in favor of the removal as a director of the Company, WESCO or

WESCO Canada, respectively, of any candidate nominated by Cypress for election as such director in accordance with Section 6.1(a) without the prior written consent of Cypress.

            (e) No party hereto shall give, and the Company shall not permit WESCO to give, any proxy with respect to shares of the capital stock of the Company, WESCO or WESCO Canada, respectively, entitling the holder of such proxy to vote on, or give consents with respect to, the election of directors unless the holder of such proxy shall have agreed to comply with the obligations of such party under this Section 6.1.

            (f) If, in connection with the election of any candidate nominated by Cypress for election as a director of the Company or WESCO, any party hereto fails or refuses to vote as required by this Section 6.1, or votes or gives any consent in contravention of this Section 6.1, Cypress shall have an irrevocable proxy pursuant to Section 212(e) of the General Corporation Law of the State of Delaware, coupled with an interest, to vote (i) if the defaulting party is any party hereto other than the Company, all the shares of capital stock of the Company held or controlled by such party or (ii) if the defaulting party is the Company, all the shares of capital stock of WESCO held or controlled by the Company, in each case, in accordance with this Section 6.1, and each party hereto hereby grants such proxy.

            6.2. Delivery of Financial Statements and Other Information; Board Observation Rights; Confidentiality. (a) So long as any Investor and its Affiliates own, directly or indirectly, securities of the Company representing at least 5% of the Registrable Securities beneficially owned by such Investor as of the date hereof, the Company shall deliver to each such Investor (i) audited consolidated financial statements of the Company and its subsidiaries within 100 days after the end of the Company's fiscal year, (ii) unaudited consolidated financial statements of the Company and its subsidiaries within 60 days after the end of each fiscal quarter (other than its fourth fiscal quarter) of the Company, and (iii) such other reports, information or data as the Company may deliver to the Securities and Exchange Commission in respect of any securities of the Company registered under the federal securities laws, within five days of the delivery thereof.

            (b) So long as an Investor (other than Cypress) and its Affiliates own, directly or indirectly, securities of the Company representing at least one-half of the Registrable Securities owned by such Investor as of the date hereof, such Investor shall be entitled to designate, in a written notice delivered to the Company, one person to attend, solely as an observer and not as a director, all meetings of each of the Company's, WESCO's and WESCO Canada's Board of Directors (such person, with respect to each such Investor, the "Investor's Board Observer"). Each Investor's Board Observer will be furnished with all information that is provided to all other directors of such Boards (in their capacities as directors) at the same time as such information is furnished to such other directors (in such capacity). An Investor may, from time to time, upon advance written notice to the Company, change the person designated to be such Investor's Board Observer. Each Investor's Board Observer shall abide by all procedural rules and provisions of all laws, regulations, Certificates of Incorporation and By-Laws applicable to each of the Company's, WESCO's and WESCO Canada's Board of Directors, provided that such Investor's Board Observer shall not be entitled to vote on matters being acted upon by the directors or otherwise be permitted to take actions inuring solely to such directors. The Company and Cypress agree to cause the Company's, WESCO's and WESCO Canada's Board of Directors to have regularly scheduled meetings at least four times per year.

            (c) Each Investor agrees that all non-public information with respect to the Company and its subsidiaries delivered to such Investor (or such Investor's Board Observer) hereunder will be kept strictly confidential by such Investor (and such Investor's Board Observer) and will not be disclosed by such Investor or its Affiliates or representatives without the prior written consent of the Company, except as required by applicable law, regulation or legal process or exchange regulations (following the prompt notification of the Company of any request for such disclosure so that the Company may seek a protective order or other appropriate remedy to avoid such disclosure).

            6.3. Limitation on Transactions with Affiliates. So long as any Investor and its Affiliates (other than Cypress and its Affiliates) own, directly or indirectly, securities of the Company representing at least 5% of the Registrable Securities beneficially owned by such Investor as of the date hereof, the Company and its Subsidiaries will not enter into any transaction, including, without limitation, any purchase, sale, lease or exchange of property or the rendering of any service, with any Affiliate unless such transaction is upon terms no less favorable to the Company or such Subsidiary, as the case may be, than it would obtain in a comparable arm's length transaction with a Person which is not an Affiliate; provided, that nothing contained in this Section 6.3 shall be deemed to prohibit any transaction otherwise specifically permitted under this Agreement or the Recapitalization Agreement (or the Company's senior subordinated notes indenture or the Company's senior credit agreement, each of which were entered into by the Company in connection with the transactions contemplated by the Recapitalization Agreement).

            6.4. Special Provisions Applicable to Regulation Y Holders. (a) The Company shall use its commercially reasonable efforts not to redeem, purchase, acquire or take any other action affecting outstanding securities of the Company (including any merger, recapitalization or other business combination) if, after giving effect to such redemption, purchase or other action, (i) a Regulation Y Holder would own more than 24.99% of the total equity of the Company or more than 24.99% of the total value of all capital stock and subordinated debt of the Company or (ii) a Regulation Y Holder would own more than 5% of the total voting power of the Company's outstanding securities (in each case determined by assuming such Regulation Y Holder (but not any other holder) has exercised, converted or exchanged all of its options, warrants and other convertible or exchangeable securities). Each holder of Registrable Securities that is a Regulation Y Holder shall promptly notify the Company in writing of its status as a Regulation Y Holder and of its aggregate total equity holdings in respect of the Company's outstanding securities (and any material change in respect of such holdings). The Company hereby acknowledges that Chase Equity Associates, L.P. is a Regulation Y Holder.

            (b) Upon the reasonable written request of a Regulation Y Holder, the Company and each holder of Registrable Securities will reasonably cooperate to amend the terms of the Class B Common Stock to further restrict its conversion to Class A Common

Stock to address any Regulatory Problem in the manner reasonably requested by such Regulation Y Holder, provided that any fees, costs, expenses or other liabilities incurred by the Company in connection with such amendments (including reasonable attorneys' fees and expenses) shall be for the sole account of such holder (and shall be paid promptly upon receipt of invoices in respect thereof).

            (c) For purposes of this Section 6.4, "Regulatory Problem" means, with respect to a Regulation Y Holder, (i) any set of facts or circumstances wherein it has been asserted in writing by any governmental regulatory agency (or a Regulation Y Holder reasonably believes, based on the written advice of outside legal counsel reasonably acceptable to the Company) that there is a significant risk of such assertion) that such Regulation Y Holder (or any bank holding company that controls such Regulatory Y Holder) is not entitled to hold all or any portion of such Regulation Y Holder's Registrable Securities or (ii) when such Regulation Y Holder and its Affiliates would own, control or have power (including voting fights) over a greater quantity of securities of the Company than is permitted under any law or regulation or any requirement of any governmental authority applicable to such Regulation Y Holder or to which such Regulation Y Holder is subject; provided that such Regulation Y Holder shall promptly notify the Company in writing of any Regulatory Problem of which it becomes aware.

            7. Miscellaneous.

            7.1. Rule 144; Legended Securities; etc. If the Company shall have filed a registration statement pursuant to Section 12 of the Exchange Act or a registration statement pursuant to the Securities Act relating to any class of equity securities (other than a registration statement pursuant to a Special Registration), the Company will file the reports required to be filed by it under the Securities Act and the Exchange Act and the rules and regulations adopted by the Securities and Exchange Commission thereunder (or, if the Company is not required to file such reports, it will, upon the request of any holder of Registrable Securities, make publicly available such information as necessary to permit sales pursuant to Rule 144), and will take such further action as any holder of Registrable Securities may reasonably request, all to the extent required from time to time to enable such holder to sell shares of Registrable Securities without registration under the Securities Act within the limitation of the exemptions provided by Rule 144.

            The Company will not issue new certificates for shares of Registrable Securities without a legend restricting further transfer unless such shares have been sold to the public pursuant to an effective registration statement under the Securities Act or Rule 144, or unless otherwise permitted under the Securities Act and the holder of such shares expressly so requests in writing.

            7.2. Amendments and Waivers. This Agreement may be amended, and the Company may take any action herein prohibited, or omit to perform any act herein required to be performed by it, only if the Company shall have obtained the written consent to such amendment, action or omission to act, of the holder or holders of at least a majority of the shares of Registrable Securities; provided that no such amendment, action or omission with respect to any provision contained in Sections 3.1, 3.2, 3.3, 3.4, 3.7, 4, 5 and 6 that adversely affects the holders of Registrable Securities shall be effective unless the holder or holders of at least 75% of the shares of Registrable Securities shall have consented in writing thereto; provided further that no such amendment, action or omission with respect to Section 6.4 shall be effective unless approved by each Regulation Y Holder; and provided further that no such amendment, action or omission with respect to Section 4.2 or 4.3 shall be effective unless a comparable amendment, action or omission is made to the corresponding section of the Stock Subscription Agreements then in effect. Each holder of any Registrable Securities at the time or thereafter outstanding shall be bound by any consent authorized by this Section 7.2, whether or not such Registrable Securities shall have been marked to indicate such consent. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party or parties granting such waiver in any other respect or at any other time.

            7.3. Nominees for Beneficial Owners. In the event that any Registrable Securities are held by a nominee for the beneficial owner thereof, the beneficial owner thereof may, at its election and unless notice is otherwise given to the Company by the record owner, be treated as the holder of such Registrable Securities for purposes of any request or other action by any holder or holders of Registrable Securities pursuant to this Agreement or any determination of any number or percentage of shares of Registrable Securities held by any holder or holders of Registrable Securities contemplated by this Agreement. If the beneficial owner of any Registrable Securities so elects, the Company may require assurances reasonably satisfactory to it of such owner's beneficial ownership of such Registrable Securities.

            7.4. Successors, Assigns and Transferees. This Agreement shall be binding upon and shall inure to the benefit of the parties hereto and their respective successors and assigns. In addition, and whether or not any express assignment shall have been made, the provisions of this Agreement which are for the benefit of the parties hereto other than the Company shall also be for the benefit of and enforceable by any subsequent holder of any Registrable Securities, subject to the provisions respecting the minimum numbers or percentages of shares of Registrable Securities required in order to be entitled to certain rights, or take certain action, contained herein.

            7.5. Notices. All notices and other communications in connection with this Agreement shall be in writing. Any notice or other communication in connection herewith shall be deemed duly given to any party (a) two Business Days after it is sent by express, registered or certified mail, return receipt requested, postage prepaid or (b)one Business Day after it is sent by overnight courier, in each case, to the address of such party set forth beneath its name on the schedules hereto, or to such other address as such party may have designated to the Company in writing, or if to any holder of Registrable Securities not a party hereto on the date hereof, at the address of such holder in the stock record books of the Company, and if to the Company or Cypress or the other Investors to the following addresses:

            (i)   if to the Company, to:

                  WESCO International, Inc.
                  Commerce Court, Suite 700
                  Four Station Square
                  Pittsburgh, Pennsylvania 15219
                  Telecopy: (412) 454-2555
                  Telephone: (412) 454-2200
                  Attention: General Counsel

            (ii)  if to Cypress or its Affiliates, to:

                  c/o The Cypress Group L.L.C.
                  65 East 55th Street, 19th Floor
                  New York, New York 10022
                  Telecopy: (212) 705-0153
                  Telephone: (212) 705-0199
                  Attention: James L. Singleton

            with a copy to:

                  Simpson Thacher & Bartlett
                  425 Lexington Avenue
                  New York, New York 10017
                  Telecopy: (212) 455-2502
                  Telephone: (212) 455-2530
                  Attention: David Chapnick

            (iii) if to Chase Equity Associates, L.P.:

                  c/o Chase Capital Partners
                  380 Madison Avenue, 12th Floor
                  New York, New York 10017
                  Telecopy: (212) 622-3643
                  Telephone: (212) 622-3100
                  Attention: Mathew Lorri

            with a copy to:

                  O'Sullivan Graev & Karabell, LLP
                  30 Rockefeller Plaza, 24th Floor
                  New York, New York 10112
                  Telecopy: (212) 408-2420
                  Telephone: (212) 408-2400
                  Attention: Harvey Eisenberg

            (iii) if to Co-Investment Partners, L.P.:

                  Co-Investment Partners, L.P.
                  660 Madison Avenue
                  New York, New York 10021
                  Telecopy: (212) 754-1494
                  Telephone: (212) 754-0411
                  Attention: Christian Melhado

            (iv) if to any of The Travelers Insurance Company, The Travelers Life and Annuity Company, The Travelers Indemnity Company and The Phoenix Insurance Company:

                  c/o The Travelers Investment Group
                  Securities Department 9PB
                  205 Columbus Boulevard, Loading Dock
                  Hartford, Connecticut 06183
                  Telecopy: (860)
                  Telephone: (860)
                  Attention: Craig Farnsworth

or at such other address or addresses as the Company or any Investor or Cypress, as the case may be, may have designated in writing to each holder of Registrable Securities at the time outstanding. Any party may give any notice or other communication in connection herewith using any other means (including, but not limited to, personal delivery, messenger service, telecopy, telex or ordinary mail), but no such notice or other communication shall be deemed to have been duly given unless and until it is actually received by the individual for whom it is intended.

            7.6. No Inconsistent Agreements. The Company will not hereafter enter into any agreement with respect to its securities which is inconsistent with the rights granted to the holders of Registrable Securities by this Agreement.

            7.7. Remedies. Each holder of Registrable Securities, in addition to being entitled to exercise all rights provided herein or granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Agreement. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of any provision of this Agreement and hereby agrees to waive the defense in any action for specific performance that a remedy at law would be adequate.

            7.8. Stock Splits. etc. Each party hereto agrees that it will vote to effect a stock split (forward or reverse, as the case may be) with respect to any Registrable Securities in connection with any registration of such Registrable Securities hereunder, or otherwise, if the managing underwriter shall advise the Company in writing (or, in connection with an offering that is not underwritten, if an investment banking firm of nationally recognized standing shall advise the Company in writing) that in their or its opinion such a stock split would facilitate or increase the likelihood of success of the offering. Each party hereto agrees that any number of shares of Common Stock referred to in this Agreement shall be equitably adjusted to reflect any stock split, stock dividend, stock combination, recapitalization or similar transaction.

            7.9. Term. This Agreement shall be effective as of the date hereof and shall continue in effect thereafter until the earliest of (a) its termination by the consent of holders of at least 75% of the shares of the then outstanding Registrable Securities, (b) the date on which no Registrable Securities remain outstanding and (c) the dissolution, liquidation or winding up of the Company.

            7.10. Severability. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, Sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

            7.11. Headings. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

            7.12. Counterparts. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which together constitute one and the same instrument.

            7.13. Governing Law. This Agreement shall be governed in all respects, including, but not limited to, as to validity, interpretation and effect, by the internal laws of the State of New York, without giving effect to the conflict of law rules thereof.

            7.14. No Third Party Beneficiaries. Except as provided in Sections
3.7 and 7.4, nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto, each such party's respective successors and permitted assigns.

            7.15. Consent to Jurisdiction. Each party irrevocably submits to the exclusive jurisdiction of (a) the Supreme Court of the State of New York, New York County, and (b) the United States District Court for the Southern District of New York, for the purposes of any suit, action or other proceeding arising out of this Agreement or any transaction contemplated hereby (and agrees not to commence any such suit, action or proceeding except in such courts). Each party further agrees that service of any process, summons, notice or document by U.S. registered mail to such party's respective address set forth above shall be effective service of process for any such suit, action or proceeding. Each party irrevocably and unconditionally waives any objection to the laying of venue of any such suit, action or proceeding in (i) the Supreme Court of the State of New York, New York County, and (ii) the United States District Court for the Southern District of New York, that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.

            7.16. Waiver of Jury Trial. Each party hereby waives, to the fullest extent permitted by applicable law, any right it may have to a trial by jury in respect of any suit, action or proceeding arising out of this Agreement or any transaction contemplated hereby. Each party (a) certifies that no representative, agent or attorney of any other party has represented, expressly or otherwise, that such other party would not, in the event of litigation, seek to enforce the foregoing waiver and (b) acknowledges that it and the other parties have been induced to enter into the Agreement by, among other things, the mutual waivers and certifications in this Section 7.16.

            IN WITNESS WHEREOF, each of the undersigned has executed this Agreement or caused this Agreement to be executed on its behalf as of the date first written above.

                               WESCO INTERNATIONAL, INC.


                               By:
                                  -----------------------------------
                                  Name:
                                  Title:

                               CYPRESS MERCHANT BANKING PARTNERS L.P.
                               CYPRESS OFFSHORE PARTNERS L.P.

                               Each by:    Cypress Associates L.P., its
                                           general partner

                               Each by: Cypress Merchant Banking Partners L.L.C., its general partner


                               By:
                                  -----------------------------------
                                  Name:
                                  Title:

                               CHASE EQUITY ASSOCIATES, L.P.

                               By:   Chase Capital Partners, its general
                                     partner


                               By:
                                  -----------------------------------
                                  Name:
                                  Title:

                               CO-INVESTMENT PARTNERS, L.P.

                               By:   CIP Partners, LLC, its general partner


                               By:
                                  -----------------------------------
                                  Name:
                                  Title:

                               THE TRAVELERS INSURANCE COMPANY


                               By:
                                  -----------------------------------
                                  Name:
                                  Title:

                               THE TRAVELERS LIFE AND ANNUITY COMPANY


                               By:
                                  -----------------------------------
                                  Name:
                                  Title:

                               THE TRAVELERS INDEMNITY COMPANY


                               By:
                                  -----------------------------------
                                  Name:
                                  Title:

                               THE PHOENIX INSURANCE COMPANY


                               By:
                                  -----------------------------------
                                  Name:
                                  Title:

Agreed and acknowledged as of the date first above written for purposes of amending and restating the Original Registration Agreement(1).

THE CLAYTON & DUBILIER PRIVATE
EQUITY FUND IV LIMITED PARTNERSHIP

By:    Clayton & Dubilier Associates IV Limited Partnership, its general partner


By:
   -----------------------------------
   Name:
   Title:

s----------
(1) CBS and the Subsequent Purchasers and the Management Purchasers that are parties to the Recapitalization Agreement have agreed, pursuant to Section 6.12(b) of the Recapitalization Agreement, to the amendment and restatement of this Agreement.